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                                                                   EXHIBIT 10.40

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                              HEALTHGATE DATA CORP.




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                         COMMON STOCK PURCHASE AGREEMENT


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                          DATED AS OF NOVEMBER 3, 1999








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                              HEALTHGATE DATA CORP.

                         COMMON STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (the "Agreement") is made this 3rd day of November, 1999 by and among HealthGate Data Corp., a Delaware corporation (the "Company"), and Snap! LLC, a Delaware limited liability company (the "Investor").

         THE PARTIES HERETO AGREE AS FOLLOWS:

1.       PURCHASE AND SALE OF STOCK.

         1.1. AUTHORIZATION OF SHARES. The Company has authorized the issue and sale of 126,072 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company to be issued under this Agreement (which following the Company's proposed 3.966 for 1 stock split will be automatically adjusted to 500,000 post-split shares).

         1.2. PURCHASE AND SALE OF THE COMMON STOCK. Pursuant to the Snap Strategic Alliance Agreement dated October 29, 1999 between the Investor, the Company, and Xoom.com, Inc., and subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to issue and sell to the Investor and the Investor agrees to purchase from the Company 126,072 shares of Common Stock (the "Shares") at a purchase price of $39.66 for each share of Common Stock (which following the Company's proposed 3.966 for 1 stock split will be adjusted to $10.00 per post-split share).

         1.3. THE CLOSING. Subject to the other terms and conditions of this Agreement, the purchase and sale of the Shares (the "Closing") will take place on November 3, 1999, at 2:00 p.m. Boston time, at the offices of Ropes & Gray, or at such other time or such other place as the parties shall mutually agree. At the Closing, the Company will deliver to the Investor a certificate or certificates, registered in the Investor's name, representing the Shares to be acquired by the Investor at such Closing against payment of the purchase price thereof in lawful money of the United States of America by wire transfer payable to the Company.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY REGARDING THE COMPANY AND THE SHARES.

         In order to induce the Investor to enter into this Agreement and to acquire the Shares hereunder, the Company hereby represents and warrants to the Investor that:

         2.1. ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power, right and authority to own or lease its property or assets, to carry on its business as presently


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conducted and to enter into and carry out the transactions contemplated by this
Agreement. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the other jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification. The Company does not own or hold any equity securities, or the right to acquire any equity securities, of any corporation or other entity except HealthGate Acquisition Corp., a Delaware corporation, and HealthGate Europe Limited, a corporation organized under the laws of the United Kingdom.

         2.2. AUTHORIZATION. The Company has full legal right, power, capacity and authority to execute and deliver this Agreement and each of the other agreements contemplated hereby, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. This Agreement and each of the other agreements contemplated hereby have been duly authorized, executed and delivered by the Company and are the legal, valid and, assuming due execution and delivery by the other parties thereto, binding obligations of the Company, enforceable in accordance with their terms. The execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby have been duly authorized and approved by all necessary corporate action of the Company and does not require any further authorization or consent of the Company or any other Person.

         2.3. VALIDITY OF SHARES. The Shares, when issued and the consideration therefor received by the Company, will be validly issued, fully paid and non-assessable. The Company has the full corporate power, right and authority, to issue and sell to the Investor at the Closing, the Shares, as contemplated herein, and upon consummation of the transactions contemplated by this Agreement the Investor will have acquired good and marketable title to the Shares free and clear of any claims, liens, restrictions on transfer or voting or encumbrances other than those arising under the federal and state securities laws of the United States of America.

         2.4. CAPITALIZATION. (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, (ii) 1,000 shares of Series A Convertible Preferred Stock, (iii) 1,000 shares of Series B Convertible Preferred Stock, (iv) 1,000 shares of Series C Convertible Preferred Stock, (v) 1,667 shares of Series D Convertible Preferred Stock and (vi) 829,962 shares of Series E Convertible Preferred Stock.

                    (b) Outstanding Stock. The Company's issued and outstanding stock consists of 1,176,228 shares of Common Stock (which 1,176,228 shares will be automatically converted into 4,664,916 shares of Common Stock effective with the Company's proposed 3.966 for 1 stock split) and 725,424 shares of preferred stock convertible into 1,898,764 shares of Common Stock (which 1,898,764 shares of Common Stock will be automatically converted into 7,350,556 shares of Common Stock effective with the Company's proposed 3.966 for 1 stock split). Additionally, the Company has issued options and warrants for the purchase of 871,978 shares of Common Stock (which 871,978 shares will be automatically


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converted into 3,458,261 shares of Common Stock effective with the Company's proposed 3.966 for 1 stock split). Additionally, the Company plans to issue CIS Holdings, Inc., a Nevada corporation, a warrant for 489,419 shares of Common Stock of the Company (which 489,419 shares will be automatically converted into 1,941,035 shares of Common Stock effective with the Company's proposed 3.966 for 1 stock split).

         2.5. FINANCIAL STATEMENTS. Schedule 2.5 sets forth: (i) an unaudited balance sheet of the Company as of June 30, 1999 and the related unaudited statements of income and cash flows for the six months then ended, and (ii) an audited balance sheet of the Company as of December 31, 1998 and the related audited statements of income and cash flows for the twelve months then ended, in each case audited by PriceWaterhouseCoopers, LLP independent certified public accountants, (the balance sheet of the Company as at December 31, 1998 is hereinafter referred to as the "Balance Sheet" and the balance sheet of the Company as at June 30, 1999 is hereinafter referred to as the "Closing Balance Sheet"). Such financial statements, except as indicated therein, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the period indicated. The Balance Sheet and the Closing Balance Sheet fairly present the financial condition of the Company at the dates thereof and, except as indicated therein, reflect all claims against and all debts and liabilities of the Company, fixed or contingent, as at the dates thereof, required to be shown thereon under GAAP, and the related statements of income and retained earnings fairly present the results of operations of the Company for the period indicated.

         2.6. CHANGES IN CONDITION. Since June 30, 1999 (the "Balance Sheet Date"), there have occurred no event or events that, individually or in the aggregate, have caused a Material Adverse Effect. Without limiting the foregoing, the Company has not (a) declared any dividend or other distribution on any shares of its capital stock, (b) made any payment (other than compensation to its directors, officers and employees at rates in effect prior to the Balance Sheet Date or for bonuses accrued in accordance with normal practice prior to the Balance Sheet Date) to any of its affiliates, (c) increased the compensation, including bonuses, payable or to be payable to any of its directors, officers, employees or affiliates, or (d) entered into any material contractual obligation, or entered into or performed any other transaction, not in the ordinary and usual course of business and consistent with past practice, other than as disclosed in the Disclosure Statement dated November 3, 1999 delivered to the Investor (the "Disclosure Statement") or disclosed directly to the Investor.

         2.7. CONFORMITY WITH LEGAL REQUIREMENTS. The operations of the Company as now conducted are not in violation of, nor is the Company in default under, any legal requirements presently in effect, except for such violations and defaults as do not and will not, in the aggregate, have a Material Adverse Effect. The Company (i) has all franchises, licenses, permits or other authority reasonably necessary for the conduct of its business as now conducted, and (ii) is not in violation of any such authorizations except, in each case, to the extent that the failure to have such authorizations or such violations is reasonably likely to cause a Material Adverse Effect.


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         2.8. NO DEFAULTS. The Company is not in default, and the Company's properties or assets or the business of the Company, as presently conducted or proposed to be conducted, are not in default (a) under its charter documents or its By-Laws or any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which it is a party or by which it or any of its property is bound or affected or (b) with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There exists no condition, event or act which after notice, lapse of time, or both, is reasonably likely to constitute a default by the Company which would have a Material Adverse Effect. To the Company's knowledge, no third party is in default under any agreement, contract or other instrument, document, or agreement to which the Company or any subsidiary is a party or by which any of them or any of their property is affected.

         2.9. EFFECT OF TRANSACTIONS. The execution, delivery and performance of this Agreement, and any other agreements, instruments, or documents contemplated hereby, the issuance, sale and delivery of the Shares and compliance with the provisions hereof and thereof by the Company, do not and will not, with or without the passage of time or the giving of notice or both (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under its charter or bylaws or under any note, indenture, mortgage, lease, license agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which it or any of its property is bound or affected which would have a Material Adverse Effect.

         2.10. LITIGATION. There is no action, suit, proceeding or investigation at law or equity or before or by any governmental commission, board or other administrative agency pending or, to the knowledge of the Company, threatened against or affecting the Company which questions the validity of this Agreement, any other agreements, instruments or documents entered into by the Company pursuant to this Agreement, the right of the Company to enter into them or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, have a Material Adverse Effect, or any change in the current equity ownership of the Company. There is no action, suit or proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. There is no material litigation other than as described in the Disclosure Statement.


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         2.11. TAXES. The Company has filed all federal, state, local and other tax returns required by law to be filed by it, and all taxes shown to be due and all additional assessments, fees, governmental charges, interest and penalties have been paid. The federal income tax liabilities of the Company for the fiscal year 1998, and for all prior years, have been determined or accepted by the Internal Revenue Service and paid. No objection to any return or claim for additional taxes is currently being asserted against the Company and the Company does not know of any proposed additional tax assessment against the Company. The Company believes all filed returns were prepared in accordance with applicable statutes and generally accepted principles applicable to taxation.

         2.12. LIMITATIONS. There are no limitations in the Company's By-laws or in any indenture, deed of trust or other agreement or instrument to which the Company is a party with respect to the issuance and sale of the Shares, or with respect to the payment or accumulation of dividends on the Shares, except in each such case those contained in the Company's Certificate of Incorporation.

         2.13. PERFORMANCE. The Company has performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         2.14. DISCLOSURES. Neither this Agreement, the Disclosure Statement, any other agreement contemplated hereby, any exhibit hereto or thereto, nor any report, certificate or instrument furnished to the Investor in connection with the transactions contemplated in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. The Company knows of no information or fact that has or would have a Material Adverse Effect that has not been disclosed to the Investor either in this Agreement, in the Disclosure Statement or any other agreement contemplated hereby, any exhibit hereto or thereto, or any report, certificate or instrument furnished to the Investor.

3. REPRESENTATIONS AND WARRANTIES AND OTHER AGREEMENTS OF THE INVESTOR.

         3.1. REPRESENTATIONS AND WARRANTIES. The Investor hereby represents and warrants to the Company that:

                    (a) AUTHORIZATION. The Investor has full power and authority to execute, deliver and perform this Agreement and to acquire the Shares, as contemplated herein; this Agreement constitutes the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

                    (b) PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares to be received by the Investor as contemplated by this Agreement will be acquired for investment for the Investor for its own account, not as a nominee or agent and not with a view to the


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         distribution of any part thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, or grant participation to such Person or to any third Person, with respect to the Shares.

                    (c) RESTRICTED SECURITIES. The Investor understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the U.S. Securities Act of 1933, as amended (the "1933 Act"), or an exemption therefrom, and that, in the absence of an effective registration statement covering the Shares or an available exemption from registration under the 1933 Act, the Shares must be held indefinitely. In the absence of an effective registration statement covering the Shares, the Investor will sell, transfer, or otherwise dispose of the Shares only in a manner consistent with its representations and agreements set forth herein.

                    (d) SUITABILITY. The Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated pursuant to the 1933 Act.

                    (e) FINANCIAL CONDITION. The Investor's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and can bear the loss of its entire investment in the Shares.

                    (f) EXPERIENCE. The Investor has such knowledge and experience in financial and business matters and in making high risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Shares.

                    (g) RISK AND DUE DILIGENCE. The Investor understands that the operation of the Company's business is subject to numerous risks and that the Shares are a speculative investment that involves a high degree of risk of loss of the entire investment therein. The Investor is cognizant of and understands such risks, including those set forth in the Disclosure Statement. The Investor has been allowed, upon request, to examine any document or agreement listed herein, and has had the opportunity to obtain any information concerning the Company, including the opportunity to ask questions of and receive answers from authorized representatives of the Company concerning this investment.

         3.2. LEGENDS. It is understood that the certificates evidencing the Shares will bear substantially the following legend:

                    "The shares represented by this certificate have been acquired for investment, have not been registered under the Securities Act of 1933, as amended (the "Act") or any applicable state security laws and may not be offered, sold or otherwise transferred in the absence of a registration statement in effect with respect to the securities under


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         such Act, or an opinion of counsel satisfactory to the Corporation that such registration is not required under the Act or any applicable state securities laws."

4.       CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING.

         The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions unless waived by the Investor in accordance with Section 8.5 hereof:

         4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the date of the Closing.

         4.2 DELIVERY OF SHARES. The Company shall have delivered to Harris Trust Company of California, as escrow agent named in that certain Escrow Agreement of even date by and among the Company, the Investor and Harris Trust Company of California, a certificate representing the Shares, registered in the name of the Investor.

         4.3 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and the Investor's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5.       CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

         The obligations of the Company under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions unless waived by the Company in accordance with Section 8.5 hereof:

         5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true and correct on and as of the date of the Closing.

         5.2. PAYMENT OF PURCHASE PRICE. The Investor shall have delivered payment of the aggregate purchase price of the Stock to be purchased by it at the Closing as set forth in Section 1.2.

         5.3. STOCKHOLDERS AGREEMENT. The Investor shall become a party to the Stockholders Agreement attached hereto as Exhibit A.

         5.4. REGISTRATION RIGHTS AGREEMENT. The Company and the Investor shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit B.


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         5.5. LOCK-UP AGREEMENT. SG Cowen Securities Corporation and the
Investor shall enter into a Lock-up Agreement substantially in the form attached hereto as Exhibit C.

         5.6. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and Company's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

6.       TERMINATION.

         6.1. EVENTS OF TERMINATION. This Agreement may be terminated as follows:

                    (a) By mutual written consent of Company and the Investor;

                    (b) By either Company or the Investor if the Closing does not occur on or before December 1, 1999.

7.       MISCELLANEOUS.

         7.1. CERTAIN DEFINED TERMs. As used in this Agreement:

         "PERSON" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon the business, assets, financial condition, income or prospects of the Company.

         7.2. ASSIGNMENT. This Agreement may not be assigned by the Investor without the prior written consent of the Company. Notwithstanding the foregoing, the Investor shall have the right to assign, without the consent of the Company, all of its rights and obligations hereunder to an affiliate or to any person or entity that (i) acquires all or substantially all of the Investor's operating assets (whether by asset sale, stock sale, merger or otherwise) or (ii) results from a merger or reorganization of the Investor pursuant to any plan of merger or reorganization. Without limiting the generality of the foregoing, the Company expressly acknowledges that the Investor will have the right to assign this Agreement or the operative rights and obligations hereof to any entity resulting from the merger or other similar combination of the Investor with Xoom.com, Inc.

         7.3. INCORPORATION BY REFERENCE. All exhibits and schedules appended to this Agreement are herein incorporated by reference and made a part hereof.


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         7.4. PARTIES IN INTEREST. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         7.5. AMENDMENTS AND WAIVERS. Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of the Company and the Investor.

         7.6. GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of The Commonwealth of Massachusetts and, together with the rights of obligations of the parties hereunder, shall be construed under and governed by the internal laws of The Commonwealth of Massachusetts.

         7.7. NOTICES. All notices, requests, consents and demands shall be in writing and shall be personally delivered, mailed, postage prepaid, telecopied or telegraphed, to the Company at:

                              HealthGate Data Corp.
                              25 Corporate Drive
                              Suite 310
                              Burlington, MA  01803
                              Attn: Rick Lawson

with a copy to:

                              Ropes & Gray
                              One International Place
                              Boston, Massachusetts 02110
                              Attn:  Keith Higgins, Esq.

or to the Investor at:

                              Snap! LLC
                              One Beach Street
                              San Francisco, CA  94133
                              Attn:  Mark Makunas


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with a copy to:

                              Hughes & Luce, L.L.P.
                              111 Congress Avenue, Suite 900
                              Austin, Texas 78701
                              Attn:  J. William Wilson

or such other address as may be furnished in writing to the other party hereto. All such notices, requests, demands and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), personally delivered, or telegraphed, be effective three business days after deposit in the mails, when personally delivered, or when delivered to the telegraph company, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual receipt.

         7.8. EFFECT OF HEADINGS. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

         7.9. ENTIRE AGREEMENT. This Agreement, and all other agreements contemplated herein, constitutes the entire agreement among the Company and the Investor with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the Shares purchased hereunder and the subject matter hereof.

         7.10. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         7.11. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

         7.12. EXPENSES. Each of the parties hereto shall bear and pay its own expenses incurred in connection with the negotiation, preparation and execution of, and the consummation of the transactions contemplated by this Agreement.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                    HEALTHGATE DATA CORP.


                                    By /s/ William S. Reece
                                      ---------------------------------
                                      Title: Chief Executive Officer


                                    SNAP! LLC



                                    By: /s/ Edmond Sanctis
                                       ---------------------------------
                                       Name: Edmond Sanctis
                                       Title: Chief Operating Officer






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